UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2006

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 1, 2006, Illumina, Inc. issued a press release containing, among other things, guidance with respect to expected revenue and net income per share, excluding the impact of stock compensation expense, for the first quarter of fiscal 2006. At that time, the Company expected that, for the first quarter of fiscal 2006, total revenue would range between $22 million and $24 million and net income per basic and diluted share, excluding the impact of stock compensation expense, would range between breakeven and $0.02. On April 6, 2006, the Company issued a press release announcing that it expects to exceed this guidance. The Company also announced that it plans to issue its results for the first quarter of fiscal year 2006 and update its financial guidance for the remainder of the year following the close of the market on Tuesday, April 18, 2006. The full text of the Company's press release is attached hereto as exhibit 99.1.

The exhibit to this Form 8-K contains non-GAAP financial measures that exclude the effects of non-cash equity-based stock compensation expense as a result of the Company's adoption of SFAS No. 123R. The Company believes that the presentation of results excluding non-cash equity-based stock compensation expense will provide meaningful supplemental information to both management and investors that is indicative of the Company's core operating results, and will facilitate comparison of operating results across reporting periods. The Company also plans to use these non-GAAP financial measures when evaluating its financial results as well as for internal planning and forecasting purposes. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

This Form 8-K, including the exhibit hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for purposes of, or otherwise subject to the liability of, Section 18 of the Securities Exchange Act of 1934, as amended. The information in this report shall not be incorporated by reference into any filing of Illumina, Inc. with the Securities and Exchange Commission, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated April 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

April 11, 2006	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 6, 2006.